Exhibit 10.1

OYSTER POINT MARINA PLAZA

First Amendment to Office Lease

THIS FIRST AMENDMENT TO OFFICE LEASE (the “First Amendment”) is made and entered into as of June 3, 2014, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord or its predecessor and Tenant or its predecessor have heretofore entered into that certain lease dated August 1, 2013 (the “Lease”) for premises described as Suite 400 (the “Premises”), initially containing approximately 15,378 rentable square feet, in the building located at 395 Oyster Point Boulevard, South San Francisco, California (the “Building”), which forms part of the office building complex commonly known as Oyster Point Marina Plaza (the “Complex”).

B. The Lease has not heretofore been amended or assigned.

C. The parties mutually desire to amend the terms of the Lease to expand the Premises, extend its Term, and effect certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 EFFECT OF AMENDMENT. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease shall have the same meanings in this First Amendment, unless a different definition is set forth in this First Amendment. A true, complete, and correct copy of the Lease is attached hereto as Exhibit A and incorporated herein by reference.

2 EFFECTIVE DATE. The amendments and changes specified in this First Amendment shall become effective on July 1, 2014 (the “Effective Date”). Notwithstanding the foregoing, this First Amendment shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this First Amendment to each other.

3 SUMMARY TABLE. The Table set forth in § 1.2 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1.2 of the Lease for all purposes from and after the Effective Date of this First Amendment:

PERIODS	SUITE NO.	RSF	USF	MONTHLY BASE RENT	TENANT’S SHARE BLDG	TENANT’S SHARE COMPLEX	BASE YEAR
Expansion Space Commencement Date through April 30, 2015	400	15,378	13,372	$28,449.30	6.635%	3.311%	2014
	300	6,105	5,231	$11,904.75	2.623%	1.314%	2014
May 1, 2015 through June 30, 2015	400	15,378	13,372	$30,756.00	6.635%	3.311%	2014
	300	6,105	5,231	$12,210.00	2.623%	1.314%	2014

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent paragraphs of this First Amendment, the terms of the Table shall control, except as may be expressly varied in any subsequent paragraph of this First Amendment.

Oyster Point Marina Plaza First Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.

4 EXTENSION OF LEASE TERM. The Term of the Lease specified in § 1.4 of the Lease as heretofore amended is hereby extended for an additional period of two (2) months commencing on Expansion Space Commencement Date, and the Expiration Date of the Lease is hereby amended accordingly to June 30, 2015.

4.1 Option to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease with respect to the entire Premises for one (1) additional period of six (6) months (the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions as are in effect under the Lease immediately prior to the first Extension Period, including the Base Rent specified as to each suite comprising the Premises in the Table above.

(a) Exercise of Option. The Extension Option may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the Extension Period, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise the Option herein granted, said Option shall terminate and shall be null and void and of no further force and effect.

(c) Default. Tenant’s exercise of the Option shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(d) Time. Time is of the essence of the Extension Option granted hereunder.

5 EXTENSION TERM BASE YEAR. As specified in the Table above, the Base Year for the purposes calculating Tenant’s Share of Increased Operating Expenses and Increased Taxes under Article 4 of the Lease as heretofore amended shall be calendar year 2014 from and after the Effective Date.

6 EXTENSION TERM BASE RENT. The Base Rent for the Premises specified in § 1.5 of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the Effective Date.

7 EXPANSION OF PREMISES. On July 1, 2014 (the “Expansion Space Commencement Date”), the Premises shall be expanded by the addition thereto of approximately 6,105 rentable square feet of space known as Suite 300 in the Building (“Suite 300” or the “Expansion Space”) for all purposes under the Lease. All references in the Lease to the “Premises” shall refer to Premises as so augmented by the addition of Suite 300 from and after the Expansion Space Commencement Date. The floor plan and location of Suite 300 is shown on the space plan attached hereto as Exhibit B and incorporated herein by reference (the “Space Plan”). From and after Expansion Space Commencement Date, Suite 300 shall become the Premises pursuant to the basic terms specified in the Table above regarding Term, Base Rent, Tenant’s Share of increases in Operating Expenses and Taxes, and the Base Year for the purposes of calculating Additional Rentable payable with respect to Suite 300.

Oyster Point Marina Plaza First Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.

8 USE OF FURNITURE. Tenant shall have the right to use some or all of the existing furniture in the Premises (the “Furniture”) under license from Landlord throughout the Term of the Lease as the same may be extended without cost or charge. On or before June 13, 2014, Tenant shall identify by written notice to Landlord those elements of the Furniture it would like to utilize in the Premises. Landlord shall remove those elements of the Furniture that Tenant does not wish to utilize before the Expansion Space Commencement Date. Landlord shall retain ownership of the Furniture, and Tenant shall return the Furniture to Landlord on the Expiration Date, as the same may be extended hereunder, in the same condition as that in which received, normal wear and tear and casualty damage excepted. Tenant agrees to accept the Furniture in “as-is, where-is” condition, and Landlord makes no warranty as to the condition or serviceability of the Furniture for Tenant’s purposes. Tenant shall have the right to reconfigure the Furniture to conform to Tenant’s office layout.

9 CONDITION OF PREMISES. Except as otherwise expressly provided in this ¶ 9 with respect to Landlord’s preparation of the Expansion Space for Tenant’s occupancy, Tenant shall accept the Expansion Space, any existing Improvements in the Expansion Space, and the Systems and Equipment serving the same in an “as is” condition on the Expansion Space Commencement Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Expansion Space in connection with Tenant’s occupancy of the Premises as expanded by the Expansion Space from and after the Expansion Space Commencement Date.

9.1 Landlord’s Preparation. Landlord shall use reasonable diligence in completing and preparing the Expansion Space for Tenant’s occupancy on or before the Expansion Space Commencement Date. The facilities, materials, and work to be furnished, installed, and performed in the Expansion Space by Landlord are referred to as the “Work.” Any other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Expansion Space for Tenant’s occupancy are referred to as the “Tenant’s Work,” which shall include the connection and/or rewiring of Tenant’s telephone and data lines. The parties agree that Landlord’s Work, to be completed at Landlord’s sole cost and expense, shall consist of the following items only:

(i) professional shampooing of the existing carpet throughout the Expansion Space;

(ii) application of Building-standard new paint throughout the Expansion Space.

(iii) delivery of the Expansion Space with all Systems and Equipment serving the same in good working order.

9.1.1 Readiness for Occupancy. The Expansion Space shall be deemed ready for occupancy on the earliest date on which all of the following conditions (the “Occupancy Conditions”) have first been met:

(a) Substantial Completion of Work. The Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s beneficial use of the Expansion Space for its intended purposes;

(b) Access and Services. Reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Expansion Space, including corridors, elevators, stairways, heating, ventilating, air-conditioning, sanitary, water, and electrical facilities (but exclusive of parking facilities) have been installed and are in reasonably good operating order and available to Tenant; and

(c) Certificate of Occupancy or Completion. A certificate of occupancy, certificate of completion, final inspection card, or similar required governmental approval (temporary or final) has been issued by the City of South San Francisco permitting use of the Expansion Space for office purposes.

Oyster Point Marina Plaza First Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.

9.2 Notice of Defects. It shall be conclusively presumed upon Tenant’s taking actual possession of the Expansion Space that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Expansion Space Commencement Date Tenant shall give Landlord notice in writing specifying the respects in which the Expansion Space was not in satisfactory condition.

10 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 5.1 of the Lease as heretofore amended shall be increased in consequence of the parties’ execution and delivery of this First Amendment to each other from its current level to Forty Thousand Four Hundred Forty-Nine Dollars and Thirty Cents ($40,449.30). Tenant shall pay the increase in the Security Deposit to Landlord upon Tenant’s execution and delivery of this First Amendment to Landlord.

11 PARKING. The number of parking spaces specified in § 28.1 of the Lease as heretofore amended as available for Tenant’s use is hereby amended to Seventy-Five (75).

12 ACCESS INSPECTION DISCLOSURE. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this First Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53.

13 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this First Amendment or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

14 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this First Amendment. In the event of any conflict between the provisions of the Lease, and this First Amendment, the terms of this First Amendment shall prevail.

15 SURVIVAL. Warranties, representations, agreements, and obligations contained in this First Amendment shall survive the execution and delivery of this First Amendment and shall survive any and all performances in accordance with this First Amendment.

16 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, which each severally and all together shall constitute one and the same First Amendment.

17 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this First Amendment, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

18 CORPORATE REVIEW FEES. Notwithstanding anything to the contrary in the Lease as heretofore amended, Tenant agrees to reimburse Landlord for its reasonable attorneys’ fees incurred in the review of (i) any transaction with respect to which Tenant is required to give notice under § 17.13 of the Lease and/or (ii) any other change of name, registration, corporate status or merger, acquisition, consolidation, transfer, or other matter related to Tenant’s legal or corporate status requiring Landlord’s attention and legal advice.

19 SUCCESSORS. This First Amendment and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

20 AUTHORITY. Each of the individuals executing this First Amendment represents and warrants that he or she is authorized to execute this First Amendment on behalf of the party for whom he or she is executing this First Amendment and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this First Amendment.

21 GOVERNING LAW. This First Amendment shall be construed and enforced in accordance with the laws of the State of California.

22 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

Oyster Point Marina Plaza First Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.

23 CONFLICTS. In the event of any conflict between the provisions of the Lease and those of this First Amendment, the terms and provisions of this First Amendment shall control.

24 LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this First Amendment, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this First Amendment, and any claim or demand of any such other party arising under or with respect to this First Amendment shall be made and enforced solely against Landlord.

25 EXHIBITS. The following exhibits have been attached to this First Amendment by the parties prior to their execution and deliver of the same to each other, which are incorporated herein by reference:

Exhibit A—The Lease

Exhibit B—Space Plan

26 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this First Amendment, and no representations, promises, or inducements have been made by the parties other than as appear in this First Amendment, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this First Amendment. This First Amendment may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this First Amendment as of the date first above written.

Landlord:			Tenant:

KASHIWA FUDOSAN AMERICA, INC., a California corporation			SUNESIS PHARMACEUTICALS, INC., a Delaware corporation

By:	TAK Development, Inc., a California corporation		By:	/s/ Eric Bjerkholt
Eric Bjerkholt
Its:	Attorney-in-Fact			[name typed]

			Its:	EVP Corp Dev and Finance, CFO

	By:	/s/ Yujin Yamaai
Yujin Yamaai, Vice President

Oyster Point Marina Plaza First Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.